UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020 (June 28, 2020)

XT ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Fuqiao Village, Henggouqiao Town,

Xianning, Hubei, China 437012
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2020, XT Energy Group, Inc. through its variable interest entity, Xianning Xiangtian Energy Holding Group Co., Ltd. (“Xianning Xiangtian”), entered into two equity transfer agreements with two individuals to sell one hundred percent of the equity held by Xianning Xiangtian in its subsidiary Hubei Jinli Hydraulic Co., Ltd. (“Hubei Jinli”) to two separate individuals for an aggregate purchase price of One Hundred Fifty Million Yuan (RMB). Pursuant to the terms of the first equity transfer agreement, Xianning Xiangtian agreed to sell Sixty Percent (60%) of its equity interests in Hubei Jinli to Zhang Xubin for a purchase price of Ninety Million Yuan (RMB), payable as follows: Twenty Seven Million Yuan (RMB) payable within Thirty (30) days after the execution of the equity transfer agreement, Twenty Seven Million Yuan (RMB) payable upon equity interests being transferred to the buyer, and Thirty Six Million Yuan (RMB) within three months after the execution of the equity transfer agreement. Pursuant to the terms of the second equity transfer agreement, Xianning Xiangtian agreed to sell Forty Percent (40%) of its equity interests in Hubei Jinli to Zheng Jian for an aggregate purchase price of Sixty Million Yuan (RMB), payable as follows: Eighteen Million Yuan (RMB) payable within Thirty (30) days after the execution of the equity transfer agreement, Eighteen Million Yuan (RMB) payable within Sixty (60) days of the equity interests being transferred to the buyer, and Twenty Four Million Yuan (RMB)within three months after the execution of the equity transfer agreement.

On June 29, 2020, XT Energy Group, Inc. through its variable interest entity, Xianning Xiangtian, entered into two equity transfer agreements with two individuals to sell one hundred percent of the equity held by Xianning Xiangtian in its subsidiary Jingshan Sanhe Xiangtian New Energy Technology Co., Ltd. (“Jingshan Sanhe”) to two separate individuals for an aggregate purchase price of Thirty Million Yuan (RMB). Pursuant to the terms of the first equity transfer agreement, Xianning Xiangtian agreed to sell Sixty Percent (60%) of its equity interests in Jingshan Sanhe to Wang Xue for a purchase price of Eighteen Million Yuan (RMB), payable as follows: Nine Million Yuan (RMB) payable within Sixty (60) days after the execution of the equity transfer agreement, and Nine Million Yuan (RMB) payable within three months of the equity interests being transferred to the buyer. Pursuant to the terms of the second equity transfer agreement, Xianning Xiangtian agreed to sell Forty Percent (40%) of its equity interests in Jingshan Sanhe to Feng Chao for an aggregate purchase price of Twelve Million Yuan (RMB), payable as follows: Six Million Yuan (RMB) payable within Sixty (60) days after the execution of the equity transfer agreement, and Six Million Yuan (RMB) payable within three months of equity interests being transferred to the buyer.

The foregoing descriptions of equity transfer agreements are only a summary description of the material terms of such agreements and are subject to the terms of such agreement(s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XT Energy Group, Inc.

Date: July 8, 2020	By:	/s/ Qiang Ou
Name: Qiang Ou
Title: COO

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